Exhibit 10.4

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of October 21, 2021, is entered into by and among Altus Midstream Company, a Delaware corporation (the “Corporation”), BCP Raptor Aggregator, LP, a Delaware limited partnership (“BCP Raptor Aggregator”), and BX Permian Pipeline Aggregator LP, a Delaware limited partnership (“BX Permian” and together with BCP Raptor Aggregator, the “Stockholders”). The Corporation and the Stockholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, concurrently with the execution of this Agreement, the Parties are entering into that certain Amended and Restated Stockholders Agreement, dated as of the date hereof and effective concurrently with the Closing (as defined below), with APA Corporation, a Delaware corporation, Apache Midstream LLC, a Delaware limited liability company, Buzzard Midstream LLC, a Delaware limited liability company, New BCP Raptor Holdco, LLC, a Delaware limited liability company (“New Raptor”), and, solely for the purposes set forth therein, BCP Raptor Holdco LP, a Delaware limited partnership (“Raptor”) (the “Stockholders Agreement”); and

WHEREAS, in connection with Stockholders Agreement and the transactions contemplated by that certain Contribution Agreement, dated as of the date hereof, by and among the Corporation, Altus Midstream LP, a Delaware limited partnership, Raptor and New Raptor (the “Contribution Agreement”), the Parties are entering into this Agreement, effective concurrently with the closing of the transactions contemplated by the Contribution Agreement (the “Closing”), to set forth certain understandings among themselves following the Closing.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the Parties hereby agree as follows:

1. Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stockholders Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Agreement” shall have the meaning set forth in the Preamble.

(b) “BCP Raptor Aggregator” shall have the meaning set forth in the Preamble.

(c) “Beneficially Own” or “Beneficial Ownership” shall mean, with respect to any security, whether directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, having (i) voting power, which includes the power to vote, or to direct the voting of, such security or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(d) “Board” shall mean the board of directors of the Corporation.

(e) “BX Permian” shall have the meaning set forth in the Preamble.

(f) “Closing” shall have the meaning set forth in the Recitals.

(g) “Contribution Agreement” shall have the meaning set forth in the Recitals.

(h) “Corporation” shall have the meaning set forth in the Preamble.

(i) “New Raptor” shall have the meaning set forth in the Recitals.

(j) “Party” or “Parties” shall have the meaning set forth in the Preamble.

(k) “Person” shall mean any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

(l) “Raptor” shall have the meaning set forth in the Recitals.

(m) “Shares” shall mean the shares of Class A common stock, par value $0.0001 per share, of the Corporation and the shares of Class C common stock, par value $0.0001 per share, of the Corporation.

(n) “Sponsor Designees” shall mean those individuals designated in accordance with Sections 2(a)(i) and (ii) of the Stockholders Agreement.

(o) “Stockholders” shall have the meaning set forth in the Preamble.

(p) “Stockholders Agreement” shall have the meaning set forth in the Recitals.

2. Agreement to Vote Shares.

Each Stockholder agrees to cast all votes to which such Stockholder is entitled in respect of Shares Beneficially Owned by such Stockholder, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board the Sponsor Designees. Subject to the foregoing sentence, in the event that there are directors to be selected in addition to the Sponsor Designees, each Stockholder shall be free to vote for its preferred candidate(s). Each Stockholder agrees not to take action to remove any Sponsor Designees from office pursuant to the Corporation’s certificate of incorporation.

3. Duration of Agreement.

This Agreement shall terminate automatically as to an individual Stockholder upon such Stockholder (including any Affiliate of such Stockholder) ceasing to Beneficially Own at least 10% of the outstanding Shares.

4. Effectiveness.

This Agreement shall become effective upon the Closing.

5. Governing Law.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

(b) The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, over any dispute between the Parties arising out of this Agreement, and the Parties irrevocably agree that all such claims in respect of such dispute shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any such dispute arising out of this Agreement brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Parties agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Should any term or provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other terms or provisions of this Agreement, which other terms and provisions shall remain in full force and effect and the application of such invalid or unenforceable term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that this Agreement shall be valid and enforceable as so modified.

(d) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6. Amendments.

No amendment, supplement, or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

7. Assignment.

(a) Except as expressly required or permitted by the Stockholders Agreement, no Party shall assign the rights and obligations contained in this Agreement without the prior written consent of each other Party, and any such action without the required consent shall be void ab initio.

(b) This Agreement shall bind and inure to the benefit of the Parties and any permitted successors or assigns to the original Parties to this Agreement, but such assignment shall not relieve any Party of any obligations hereunder.

8. Entire Agreement.

This Agreement and the Stockholders Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings between the Parties, other than those expressly set forth or referred to herein. Unless otherwise provided herein, any consent required by the Corporation may be withheld by the Corporation in its sole discretion.

9. Inconsistent Arrangements; Specific Performance.

(a) No Party shall enter into any agreements or arrangements of any kind with any Person with respect to any Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with Persons that are Parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any Shares in a manner inconsistent with this Agreement.

(b) Each Party acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms and that a remedy at law for any breach or attempted breach of this Agreement will be inadequate. It is accordingly agreed that the Parties shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and to enforce specifically the terms and provisions hereof, and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including securing or posting any bond in order to obtain equitable relief). Each Party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

10. Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The failure of any Stockholder to execute this Agreement shall not make it invalid as against any other Stockholder.

11. No Recourse.

This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons that are expressly identified as Parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any Party hereto shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

THE CORPORATION:

ALTUS MIDSTREAM COMPANY

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Chief Financial Officer and Treasurer

STOCKHOLDERS:

BCP RAPTOR AGGREGATOR, LP

By: BCP VII/BEP II Holdings Manager L.L.C., its general partner

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

BX PERMIAN PIPELINE AGGREGATOR LP

By: BCP VII/BEP II Holdings Manager L.L.C., its general partner

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

SIGNATURE PAGE TO BLACKSTONE VOTING AGREEMENT